Exhibit 21.1

SUBSIDIARIES OF JOHNSONDIVERSEY, INC.

NORTH AMERICA

United States

California

Chemical Methods Associates, Inc.

Chemical Methods Leasco, Inc.

Delaware

Auto-C, LLC

Integrated Sanitation Management, Inc.

Johnson Diversey Puerto Rico, Inc.

Johnson Diversey Shareholdings, Inc.

Johnson Diversey Subsidiary #1 LLC

Johnson Wax Diversey Shareholdings, Inc.

Professional Shareholdings, Inc.

The Butcher Company

JDI CEE, Inc.

Nevada

JWP Investments, Inc.

JWPR Corporation

JDI Holdings, Inc.

Ohio

DuBois International, Inc.

Wisconsin

Johnson Polymer, LLC

Canada

JohnsonDiversey Canada, Inc.

EUROPE

Austria

JohnsonDiversey Austria Trading GmbH

Belgium

JohnsonDiversey Belgium BVBA

Czech Republic

JohnsonDiversey Ceska republika s.r.o.

France

Johnson Professional Holdings S.A.S.

JohnsonDiversey (France) S.A.S.

Germany

DuBois Chemie GmbH

JohnsonDiversey Deutschland Management GmbH

JohnsonDiversey Deutschland GmbH & Co OHG

Greece

JohnsonDiversey Hellas S.A.

Hungary

JohnsonDiversey Hungary Ltd. (official abbreviated name of JohnsonDiversey Manufacture and Trade Limited Liability Company)

JohnsonDiversey Acting Off-shore Capital Management Limited Liability Company

Ireland

JohnsonDiversey Ireland Limited

DiverseyLever (Ireland) Limited

Ranger Hygiene Cleaning Systems Limited

Italy

JohnsonDiversey S.p.A.

Netherlands

JohnsonDiversey B.V.

Diversey IP International B.V.

Johnson Wax Professional B.V.

JohnsonDiversey Europe B.V.

JohnsonDiversey Holdings II B.V.

Johnson Polymer, B.V.

Poland

JohnsonDiversey Polska Sp. Z.o.o.

Portugal

JohnsonDiversey Portugal S.A.

S.C. Johnson Professional Productos Quimicos Lda.

Romania

Johnson Diversey Romania S.R.L.

Russia

JohnsonDiversey LLC

Slovak Republic

JohnsonDiversey Slovensko, s.r.o.

Slovenia

Johnson Diversey d.o.o.

Spain

JohnsonDiversey España, S.L.

Sweden

JohnsonDiversey Sverige AB

JohnsonDiversey Sverige Holdings AB

United Kingdom

Diversey (Europe) Limited

Diversey (UK) Limited

JohnsonDiversey Equipment Limited

JohnsonDiversey UK Holdings Ltd.

JohnsonDiversey UK Ltd.

Lever Industrial Limited

DiverseyLever Limited

JohnsonDiversey UK Trustee Ltd.

Chemical Methods (Europe) Ltd.

ASIA/PACIFIC/JAPAN

Australia

JohnsonDiversey Australia Pty. Limited

Johnson Wax Professional Australia Pty. Ltd.

China

DiverseyLever Hygiene (Guangdong) Ltd.

Johnson Polymer Shanghai Company Limited

Shanghai Johnson Professional Chemical, Ltd.

Hong Kong

JohnsonDiversey Hong Kong Limited

Johnson Polymer, Ltd.

Johnson Wax Professional (Hong Kong) Ltd.

Premier Cleaning Engineering Pte Limited

JohnsonDiversey Asia Holdings Limited

Johnson Diversey Hong Kong RE Holdings Limited

India

JohnsonDiversey India Private Limited (formerly known as Johnson Wax Professional Private Limited)

Indonesia

PT Diversey Indonesia

Israel

JohnsonDiversey Israel Ltd.

Japan

JohnsonDiversey Co., Ltd.

Johnson Professional Co., Ltd.

TeepolDiversey Co., Ltd.

Malaysia

JohnsonDiversey Holdings Sdn. Bhd.

JohnsonDiversey (Malaysia) Sdn. Bhd.

Mauritius

Johnson Diversey Mauritius Holdings

New Zealand

JohnsonDiversey New Zealand Limited

Philippines

JohnsonDiversey Philippines, Inc.

Singapore

JohnsonDiversey Singapore Pte. Ltd.

South Korea

JohnsonDiversey Korea Co., Ltd.

Taiwan

Johnson Diversey Taiwan Co., Ltd.

Thailand

Johnson Polymer, Ltd.

JohnsonDiversey (Thailand) Ltd.

Turkey

Diversey Kimya Sanayi ve Ticaret A.S.

United Arab Emirates

JohnsonDiversey Gulf FZE

AMERICAS

Argentina

JohnsonDiversey de Argentina S.A.

Barbados

Johnson Diversey (Barbados) Holdings Ltd.

Brazil

JohnsonDiversey Brasil Ltda. (formerly known as DiverseyLever Brasil Ltda.)

Cayman Islands

Johnson Diversey Cayman, Inc. (Finance Company)

JWP Investments Offshore, Inc.

Chile

JohnsonDiversey Industrial y Comercial de Chile Limitada

Colombia

JohnsonDiversey Colombia Limitada

Costa Rica

JohnsonDiversey Centro America S.A.

Guatemala

JohnsonDiversey Centroamerica S.A.

Jamaica

DiverseyLever Jamaica Limited

JohnsonDiversey Jamaica Limited

Wyandotte Chemicals Jamaica Limited

Mexico

JohnsonDiversey Mexico, S.A. de C.V.

Peru

JohnsonDiversey Perú S.A.C.

Uruguay

JohnsonDiversey de Uruguay S.R.L.

Venezuela

JohnsonDiversey Venezuela, S.A.

AFRICA

Egypt

DiverseyLever Egypt Limited

Johnson Diversey Egypt One, Limited

Johnson Diversey Egypt Trading Company, S.A.E.

Johnson Diversey Egypt Two, Limited

Kenya

JohnsonDiversey East Africa Limited

Morocco

DiverseyLever Maroc S.A.

South Africa

JohnsonDiversey South Africa (Pty) Ltd.